As filed with the Securities and Exchange Commission on July 30, 2003

Registration No. 333- 105739

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CONSOL ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0337383
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CARDINAL STATES GATHERING COMPANY

(Exact name of registrant as specified in its charter)

Virginia	73-1394037
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CENTRAL OHIO COAL COMPANY

(Exact name of registrant as specified in its charter)

Ohio	31-5488703
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CHURCH STREET HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0344312
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CNX GAS COMPANY LLC

(Exact name of registrant as specified in its charter)

Virginia	31-1782401
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CNX LAND RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	25-1871851
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CNX MARINE TERMINALS INC.

(Exact name of registrant as specified in its charter)

Delaware	25-1385259
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CONRHEIN COAL COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1406541
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CONSOL DOCKS INC.

(Exact name of registrant as specified in its charter)

Delaware	25-1693670
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CONSOL FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0395375
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CONSOL OF CANADA INC.

(Exact name of registrant as specified in its charter)

Delaware	98-0013773
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CONSOL OF KENTUCKY INC.

(Exact name of registrant as specified in its charter)

Delaware	94-2524120
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CONSOL PENNSYLVANIA COAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	25-1402386
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CONSOLIDATION COAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	13-2566594
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CONSOL SALES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	25-1670342
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

EIGHTY-FOUR MINING COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1695903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GREENE ENERGY LLC

(Exact name of registrant as specified in its charter)

Pennsylvania	74-3009179
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

HELVETIA COAL COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1180531
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ISLAND CREEK COAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	55-0479426
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

IC COAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-2917408
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

JEFFCO COAL COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1383924
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

KEYSTONE COAL MINING CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1323822
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

LAUREL RUN MINING COMPANY

(Exact name of registrant as specified in its charter)

Virginia	54-0892422
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

LEATHERWOOD, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1604505
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

McELROY COAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	25-1553551
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

MTB INC.

(Exact name of registrant as specified in its charter)

Delaware	25-1674211
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

NEW CENTURY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0344312
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

QUARTO MINING COMPANY

(Exact name of registrant as specified in its charter)

Ohio	34-1048622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

RESERVE COAL PROPERTIES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	25-1582519
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ROCHESTER & PITTSBURGH COAL COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	25-0761480
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

SOUTHERN OHIO COAL COMPANY

(Exact name of registrant as specified in its charter)

West Virginia	55-0403282
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

THE WHITE STAR COAL CO., INC.

(Exact name of registrant as specified in its charter)

New York	25-1111594
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TWIN RIVERS TOWING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	25-1181155
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

v

UNITED EASTERN COAL SALES CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	25-0849890
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

WINDSOR COAL COMPANY

(Exact name of registrant as specified in its charter)

West Virginia	13-5488703
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

and

WOLFPEN KNOB DEVELOPMENT COMPANY, as Guarantors

(Exact name of registrant as specified in its charter)

Virginia	25-1391218
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CONSOL Energy Inc.

Consol Plaza

1800 Washington Road

Pittsburgh, PA 15241-1421

(412) 831-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen E. Williams, Esq.

Vice President – General Counsel

CONSOL Energy Inc.

Consol Plaza

1800 Washington Road

Pittsburgh, PA 15241-1421

(412) 831-4000

(Name, address, including zip code and telephone number, including area code of agent for service)

Copies to:

Steven L. Wasserman, Esq.

Piper Marbury Rudnick & Wolfe LLP

1251 Avenue of the Americas

New York, New York 10020

(212) 835-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1) (2) (3)	Amount of Registration Fee
Debt Securities (3) Common Stock (3) Preferred Stock (3) Depositary Shares (3) Stock Purchase Units (3) Stock Purchase Contracts (3) Warrants (3) (4) Guarantees of Debt Securities of CONSOL Energy Inc. by the Guarantors (5) Total			$800,000,000	$64,720	(6)

(1)	Not applicable pursuant to Form S-3 General Instruction II(D).
(2)	These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457(o). If any debt securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price equal to the amount to be registered. If any debt securities are issued with a principal amount denominated in a foreign currency or composite currency, such principal amount as shall result in an aggregate initial offering price equivalent thereto in U.S. dollars at the time of initial offering.
(3)	In addition to the securities issued directly under this registration statement, we are registering an indeterminate number of shares of common stock, preferred stock and depositary shares as may be issued upon conversion or exchange of the securities issued directly under this registration statement. No separate consideration will be received for any shares of common stock, preferred stock or depositary shares so issued upon conversion or exchange.
(4)	Includes warrants to purchase common stock, warrants to purchase preferred stock and warrants to purchase debt securities.
(5)	No separate consideration will be received for any guarantees. Pursuant to Rule 457(n), no separate fee is required to be paid in respect of guarantees of the debt securities which are being registered concurrently.
(6)	Registration fee was paid in connection with the initial filing of this Registration Statement on Form S-3, filed May 30, 2003 (file no. 333-105739).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 30, 2003

$800,000,000

CONSOL Energy Inc.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Stock Purchase Units

Stock Purchase Contracts

Warrants to Purchase Debt Securities,

Preferred Stock or Common Stock

We will provide the specific terms for each of these securities in supplements to this prospectus. You should read carefully this prospectus and any supplement before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “CNX”.

Investing in our securities involves risk. See “ Risk Factors” beginning on page 4

This prospectus may not be used to complete sales of securities unless it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2003.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

ii

PROSPECTUS SUMMARY

You should read the entire prospectus, including the information set forth in “Risk Factors,” and all the information incorporated by reference, before making an investment decision.

CONSOL Energy

We are a multi-fuel energy producer and energy services provider which primarily serves the electric power generation industry in the United States. That industry generates two-thirds of its output by burning coal or gas, the two fuels we produce. As of December 31, 2002, we produced high-Btu bituminous coal from 22 mining complexes in the United States, Canada and Australia. Bituminous coal is the most common type of coal and has a moisture content less than 20% by weight and heating value of 10,500 to 14,000 Btu per pound. Btu is a measure of energy required to raise the temperature of one pound of water by one degree Fahrenheit. Our coal generally has a high Btu content which creates more energy per unit when burned than coals with lesser Btu content. As a result, coals with greater Btu content can be more efficient to use. We also produce pipeline-quality coalbed methane gas primarily from our coal properties in Virginia. We believe that the use of coal and gas to generate electricity will grow as demand for power increases. For the twelve months ended December 31, 2002, our coal operations accounted for 88% of our revenues, our gas operations accounted for 7% of our revenues and our other operations accounted for 5% of our revenues.

Historically, we rank among the largest coal producers in the United States based upon total production, revenue, net income and operating cash flow. Our total production, including our portion of production from equity affiliates for the twelve months ended December 31, 2002, was 66 million tons. Our United States production of 63 million tons of coal in the twelve months ended December 31, 2002, accounted for approximately 6% of the total tons produced in the United States and 13% of the total tons produced east of the Mississippi River during that year. We are one of the premier coal producers in the United States by several measures:

•	We mine more high-Btu bituminous coal than any other United States producer;

•	We are the largest coal producer, in terms of tons produced, east of the Mississippi River;

•	We export more coal from the United States than any other coal producer or trading company;

•	We have the second largest amount of recoverable coal reserves among United States coal producers; and

•	We are the largest United States producer of coal from underground mines.

We also operate a large coalbed methane gas company based on both its proved reserves and its current daily production. Our industry position is highlighted by several measures:

•	We possess a large coalbed methane reserve base with 1.1 trillion cubic feet of proved reserves of gas;

•	We currently have 134 million cubic feet of average daily coalbed methane gas production;

•	We operate more than 1,300 wells connected by approximately 740 miles of gathering lines and associated infrastructure; and

•	Our facilities have the capacity to transport 250 million cubic feet of gas per day.

CONSOL Energy was organized as a Delaware corporation in 1991 and is currently a holding company for 56 direct and indirect wholly owned subsidiaries, principally engaged in the mining and sale of bituminous coal and the production and sale of coalbed methane gas. Our address is CONSOL Plaza, 1800 Washington Road, Pittsburgh, Pennsylvania 15241-1421 and our telephone number is (412) 831-4000.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. For purposes of computing the ratio of earnings to fixed charges, earnings represent earnings from continuing operations before income taxes plus fixed charges. Fixed charges include (a) interest on indebtedness (whether expensed or capitalized), (b) amortization of debt discounts and premiums and capitalized expenses related to indebtedness and (c) the portion of rent expense we believe to be representative of interest.

Computation of Ratio of Earnings to Fixed Charges	Three Months Ended March 31, 2003	Twelve Months Ended December 31,		Six Months Ended December 31,		Twelve months Ended June 30,		Six Months Ended June 30, 1999	Twelve Months Ended December 31, 1998
		2002	2001	2001	2000	2001	2000
Ratio of Earnings to Fixed Charges	(1)	(2)	4.59	(3)	1.85	4.54	2.70	2.19	4.93

(1)	The deficiency of earnings to cover fixed charges was $10.7 million.
(2)	The deficiency of earnings to cover fixed charges was $30.6 million.
(3)	The deficiency of earnings to cover fixed charges was $20.4 million.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may offer, from time to time, in one or more offerings:

•	debt securities;

•	shares of our common stock;

•	shares of our preferred stock;

•	depositary shares;

•	stock purchase units;

•	stock purchase contracts; or

•	warrants to purchase our debt securities, common stock or preferred stock.

The total offering price of these securities will not exceed $800,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. The securities may be sold for U.S. dollars, foreign denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the prospectus supplement. Our debt securities may be guaranteed by some or all of our subsidiaries as specified in the prospectus supplement. The prospectus supplement also may add, update or change information contained in this prospectus.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

RISK FACTORS

Investing in our securities will be subject to risks, including risks inherent in our business. The value of your investment may decline and could result in a loss. You should carefully consider the following factors as well as other information contained and incorporated by reference in this prospectus before deciding to invest in our securities.

We have a significant amount of debt compared to our stockholders’ equity, which limits our flexibility, imposes restrictions on us and could hinder our ability to compete and meet future capital and liquidity needs.

We are highly leveraged. At December 31, 2002, we had outstanding approximately $701 million in aggregate principal amount of indebtedness, including capital leases, and total stockholders’ equity of $162 million. We have become highly leveraged as a result of our policy of paying dividends. Since 1992, we have paid dividends aggregating $1.2 billion, approximately the amount of our aggregate net income for the same period.

The degree to which we are leveraged could have important consequences to us, including the following:

•	a substantial portion of our cash flow must be used to pay interest on our indebtedness and therefore is not available for use in our business;

•	our high degree of indebtedness increases our vulnerability to changes in general economic and industry conditions;

•	our ability to obtain additional financing for working capital, capital expenditures, general corporate purposes or other purposes could be impaired;

•	because some of our borrowings are short-term or at variable rates of interest, we are vulnerable to interest rate fluctuations, which could result in our incurring higher interest expenses if interest rates increase; and

•	our failure to comply with covenants and restrictions contained in the terms of our borrowings could lead to a default which could cause all or a significant portion of our debt to become immediately payable; and

Stockholders’ equity was reduced by comprehensive losses of approximately $56 million in 2002 and $37 million in 2001. These losses relate primarily to minimum pension liability as a result of the negative return on plan assets for non-contributory defined benefit retirement plans covering substantially all employees not covered by multi-employer retirement plans. Comprehensive losses are calculated annually and reflect a number of factors including conditions in the stock markets and interest rates. We cannot predict whether we will be required to recognize such losses in the future. Further comprehensive losses would erode our stockholders’ equity and possibly preclude our paying dividends, which likely would adversely affect our stock price.

Recent changes in our credit ratings could adversely affect our costs and expenses.

The credit ratings of our long term debt recently have been downgraded and Standard and Poor’s has classed our long-term debt as BB+, a high yield rating. This could adversely affect our ability to borrow and result in more restrictive borrowing terms, including increased borrowing costs, more restrictive covenants and the extension of less open credit. This in turn could affect our internal cost of capital estimates and therefore operational decisions.

In recent periods our operating results have deteriorated and we may incur losses in future periods.

Although we reported net income for each of the twelve months ended December 31, 2002, the six months ended December 31, 2001 and the twelve months ended June 30, 2001, net income was attributable to income tax benefits in the periods ended December 31, 2002 and 2001 and benefited substantially from export sales excise tax resolution in the twelve months ended June 30, 2001. For the twelve months ended December 31, 2002 and the six months ended December 31, 2001, we incurred losses before income tax benefits of $40.4 million and $19.6 million, respectively. Our recent results reflect a number of factors, including a decrease in tons of coal sold as a result of effects of higher than usual customer inventory levels, decreased average sales price for gas in the industrial sector and lower demand for gas during the winter heating season that resulted in high levels of gas storage. These and other conditions beyond our control could continue to affect our business and we may incur losses in the future.

We may be unable to comply with restrictions imposed by our credit facilities and other debt agreements, which could result in a default under these agreements.

Our credit facility imposes a number of restrictions on us. A failure to comply with these restrictions could adversely affect our ability to borrow under our credit facilities or result in an event of default under these agreements and our other debt. Our credit facility contains financial and other covenants that create limitations on our ability to, among other things, borrow the full amount under our credit facilities, incur additional debt, and require us to maintain various financial ratios and comply with various other financial covenants. These financial covenants include a funded debt ratio that requires that we maintain a ratio of total indebtedness for borrowed money as of the last day of each quarter to total earnings before interest, taxes, depreciation and amortization and excluding any extraordinary gains or losses for the four quarters ended on that date of not more than 3 to 1 and a ratio for the last four consecutive quarters of total earnings before interest, taxes, depreciation and amortization and excluding any extraordinary gains or losses to total interest payable (including amortization of debt discount) on indebtedness for borrowed money of not less than 4.5 to 1. Our ability to comply with these restrictions depends upon our operating results, which recently have deteriorated from earlier periods and which continue to be affected by the sluggish economy and other events beyond our control. As a result, we may be unable to comply with these covenants and other restrictions in our credit facility. In the event of a default, our lenders could terminate their commitments to us and declare all amounts borrowed, together with accrued interest and fees, immediately due and payable. If this were to occur, we might not be able to pay these amounts, or we might be forced to seek an amendment to our debt agreements which could make the terms of these agreements more onerous for us. Failure to comply with these restrictions, even if waived by our bank lenders, also could adversely affect our credit ratings, which could increase the costs of debt financings to us and impair our ability to obtain additional debt financing.

We may not be able to maintain our competitive position because coal and gas markets are highly competitive and are affected by factors beyond our control.

We compete with coal producers in various regions of the United States for domestic sales, and we compete both with domestic and foreign coal producers for sales in international markets. Demand for our coal by our principal customers is affected by the price of competing coal and alternative fuel supplies, including nuclear, natural gas, oil and renewable energy sources, such as hydroelectric power. We sell coal to foreign electricity generators and to the more specialized metallurgical coal market, both of which are significantly affected by international demand and competition.

A significant decline in the prices we receive for our coal and gas could adversely affect our operating results and cash flows.

Our results of operations are highly dependent upon the prices we receive for our coal and gas, which are closely linked to consumption patterns of the electric generation industry and certain industrial and residential patterns where gas is the principal fuel. Extended or substantial price declines for coal or gas would adversely affect our operating results for future periods and our ability to generate cash flows necessary to improve productivity and expand operations. For example, in calendar years 1998 and 1999, demand for coal decreased because of the warm winters in the northeastern United States. This resulted in increased inventories that caused pricing decreases in 1999. Substantially all of our natural gas production is sold at market sensitive prices. Prices for natural gas are subject to volatile trading patterns.

We may not be able to produce sufficient amounts of coal to fulfill our customers’ requirements, which could harm our customer relationships.

We may not be able to produce sufficient amounts of coal to meet customer demand, including amounts that we are required to deliver under long-term contracts. Our inability to satisfy our contractual obligations could result in our customers initiating claims against us. Our inability to satisfy demand could otherwise harm our relationships with our customers.

If the coal or gas industry experiences overcapacity in the future, our profitability could be impaired.

During the mid-1970s and early 1980s, a growing coal market and increased demand for coal attracted new investors to the coal industry, spurred the development of new mines and resulted in added production capacity throughout the industry, all of which led to increased competition and lower coal prices. Increases in coal prices similarly could encourage the development of expanded capacity by new or existing coal producers. Any overcapacity could reduce coal prices in the future. Increased prices for gas typically stimulate additional exploration and often result in additional supplies brought to market. Increased gas supply could reduce gas prices in the future.

If customers do not extend existing contracts or enter into new long-term contracts for coal, the stability and profitability of our operations could be affected.

During the twelve months ended December 31, 2002, approximately 82% of the coal we produced was sold under contracts with terms of one year or more. If a substantial portion of our long-term contracts are modified or terminated, we would be adversely affected to the extent that we are unable to find other customers at the same level of profitability. In general, our long-term contracts have a two to three year average term. The profitability of our long-term coal supply contracts depends on a variety of factors, which vary from contract to contract and fluctuate during the contract term, and includes our production costs and other factors. Price changes, if any, provided in long term supply contracts are not intended to reflect our cost increases, and therefore increases in our costs may reduce our profit margins. In addition, in periods of declining market prices, provisions for adjustment or renegotiation of prices and other provisions may increase our exposure to short-term coal price volatility. As a result, we may not be able to obtain long-term agreements at favorable prices (compared to either market conditions, as they may change from time to time, or our cost structure) and long-term contracts may not contribute to our profitability.

We depend on two customers for a significant portion of our revenues and the loss of one or both of these customers could adversely affect us.

During the twelve months ended December 31, 2002, Allegheny Energy accounted for approximately 15% of our total revenue and American Electric Power accounted for approximately 11% of our total revenue. Our business and operating results could be adversely affected if either one of these customers does not continue to purchase the same amount of coal or gas as it has purchased from us in the past or on terms, including pricing, it has under existing agreements.

Some of our long-term contracts require us to supply all of our customers’ coal needs. If these customers’ coal requirements decline, our operating results may be adversely affected.

We have requirements contracts with certain customers which require us to supply all of those customers’ coal needs but allow the customers to defer or vary the amount of coal that they accept. During 2002, the reduction in the amount required by certain of these customers contributed to the reduction in our earnings when we could not find alternative customers at the same price and volume levels. If these or other customers with requirements contracts need less coal in the future, it could adversely affect our operating results.

The creditworthiness of our customer base has declined.

Our ability to receive payment for coal or gas sold depends on the creditworthiness of our customers. In general, the creditworthiness of our customers has declined. If this trend were to continue, the number of customers with acceptable credit profiles could decline.

We may not be able to accomplish acquisitions effectively, which requires us to outbid competitors, obtain financing on acceptable terms and integrate acquired operations.

The energy industry is a rapidly consolidating industry, with many companies seeking to consummate acquisitions and increase their market share. In this environment, we compete and will continue to compete with many other buyers for acquisitions. Some of those competitors may be able to outbid us for acquisitions because they have greater financial resources. As a result of these and other factors, future acquisitions may not be available to us on attractive terms. Our ability to consummate any acquisition will be subject to various conditions, including the negotiation of satisfactory agreements and obtaining necessary regulatory approvals and financing. Once any acquisition is completed, we may not be able to achieve expected operating benefits through cost reductions, increased efficiency and integration with our existing operations. As a result, our operating results may be adversely affected.

Disputes with our customers concerning contracts can result in litigation, which could result in our paying substantial damages.

From time to time, we have disputes with our customers over the provisions of long-term contracts relating to, among other things, coal quality, pricing and quantity. We may not be able to resolve any future disputes in a satisfactory manner, which could result in our paying substantial damages.

Coal mining is subject to conditions or events beyond our control, which could cause our quarterly or annual results to deteriorate.

Our coal mining operations are predominantly underground mines. These mines are subject to conditions or events beyond our control that could disrupt operations, affect production and the cost of mining at particular mines for varying lengths of time and have a significant impact on our operating results. These conditions or events have included:

•	variations in thickness of the layer, or seam, of coal;

•	amounts of rock and other natural materials and other geological conditions;

•	equipment failures or repair;

•	fires and other accidents; and

•	weather conditions.

We face numerous uncertainties in estimating our economically recoverable coal and gas reserves, and inaccuracies in our estimates could result in lower than expected revenues, higher than expected costs and decreased profitability.

There are numerous uncertainties inherent in estimating quantities and values of economically recoverable coal and gas reserves, including many factors beyond our control. As a result, estimates of economically recoverable coal and gas reserves are by their nature uncertain. Information about our reserves consists of estimates based on engineering, economic and geological data assembled and analyzed by our staff. The majority of our gas reserves have been reviewed by independent experts, Ralph E. Davis Associates, Inc. and Data and Consulting Services, a division of Schlumberger. None of our coal reserves have been reviewed by independent experts.

Some of the factors and assumptions which impact economically recoverable reserve estimates include:

•	geological conditions;

•	historical production from the area compared with production from other producing areas;

•	the assumed effects of regulations and taxes by governmental agencies;

•	assumptions governing future prices; and

•	future operating costs.

Each of these factors may in fact vary considerably from the assumptions used in estimating reserves. For these reasons, estimates of the economically recoverable quantities of coal and gas attributable to a particular group of properties, and classifications of these reserves based on risk of recovery and estimates of future net cash flows, may vary substantially. Actual production, revenues and expenditures with respect to our reserves will likely vary from estimates, and these variances may be material. As a result, our estimates may not accurately reflect our actual reserves.

The exploration for, and production of, gas is an uncertain process with many risks.

The exploration for and production of gas involves numerous risks. The cost of drilling, completing and operating wells for coalbed methane or other gas is often uncertain, and a number of factors can delay or prevent drilling operations or production, including:

•	unexpected drilling conditions;

•	pressure or irregularities in formations;

•	equipment failures or repairs;

•	fires or other accidents;

•	adverse weather conditions;

•	pipeline ruptures or spills;

•	compliance with governmental requirements; and

•	shortages or delays in the availability of drilling rigs and the delivery of equipment.

Our future drilling activities may not be successful, and we cannot be sure that our drilling success rates will not decline. Unsuccessful drilling activities could result in higher costs without any corresponding revenues. Also, we may not be able to obtain any options or lease rights in potential drilling locations that we identify which, among other things, could prevent us from producing gas at potential drilling locations.

The coal beds from which we produce methane gas frequently contain water which may hamper our ability to produce gas in commercial quantities.

Methane is the primary commercial component of natural gas produced in traditional natural gas wells, but other hydrocarbons are produced as well. The amount of coalbed methane that can be commercially produced depends upon the coal quality, the original gas content of the coal seam, the thickness of the seam, the reservoir pressure, the rate at which gas is released from the coal, and the existence of any natural fractures through which the gas can follow to the well bore. However, coal beds frequently contain water that must be removed in order for the gas to detach from the coal and flow to the well bore. Our ability to remove and dispose of sufficient quantities of water from the coal seam will determine whether or not we can produce gas in commercial quantities.

Disruption of rail, barge and other systems which deliver our coal, or of pipeline systems which deliver our gas, or increase in transportation costs could make our coal or gas less competitive.

Coal producers depend upon rail, barge, trucking, overland conveyor and other systems to provide access to markets. Disruption of transportation services because of weather-related problems, strikes, lock-outs or other events could temporarily impair our ability to supply coal to customers and adversely affect our profitability. Transportation costs represent a significant portion of the delivered cost of coal and, as a result, the cost of delivery is a critical factor in a customer’s purchasing decision. Increases in transportation costs could make our coal less competitive.

The marketability of our gas production partly depends on the availability, proximity and capacity of pipeline systems owned by third parties. Unexpected changes in access to pipelines could adversely affect our operations.

Government laws, regulations and other legal requirements relating to protection of the environment and health and safety matters increase our costs of doing business and may restrict our operations.

We are subject to laws, regulations and other legal requirements enacted or adopted by federal, state and local, as well as foreign, authorities relating to protection of the environment and health and safety matters, including those legal requirements that govern discharges of substances into the air and water, the management and disposal of hazardous substances and wastes, the cleanup of contaminated sites, groundwater quality and availability, plant and wildlife protection, reclamation and restoration of mining properties after mining is completed and control of surface subsidence from underground mining. Complying with these requirements, including the terms of our permits, has had, and will continue to have, a significant effect on our costs of operations and competitive position. In addition, we could incur substantial costs, including clean up costs, fines and civil or criminal sanctions and third party damage claims for personal injury, property damage, wrongful death, or exposure to hazardous substances, as a result of violations of or liabilities under environmental laws.

For example, we incur and will continue to incur significant costs associated with the investigation and remediation of environmental contamination under the federal Comprehensive Environmental Response, Compensation, and Liability Act (Superfund) and similar state statutes and have been named as a potentially responsible party at Superfund sites in the past. Our costs for these matters, which currently relate predominantly to one site, could exceed our current accruals, which were $2.9 million at December 31, 2002. The discovery of additional contaminants or the imposition of additional clean-up obligations or other liabilities could result in substantially greater costs than we have estimated.

We must obtain governmental permits and approvals for mining operations, which can be a costly and time consuming process and result in restrictions on our operations.

Regulatory authorities exercise considerable discretion in the timing and scope of permit issuance. Requirements imposed by these authorities may be costly and time consuming and may result in delays in the commencement or continuation of exploration or production operations. For example, we often are required to prepare and present to federal, state and local authorities data pertaining to the effect or impact that proposed exploration for or production of coal may have on the environment. Further, private individuals and the public at large possess rights to comment on and otherwise engage in the permitting process, including through intervention in the courts. Accordingly, the permits we need may not be issued, or if issued, may not be issued in a timely fashion, or may involve requirements which restrict our ability to conduct our mining operations or to do so profitably.

The characteristics of coal may make it difficult for coal users to comply with various environmental standards related to coal combustion. As a result, they may switch to other fuels, which would affect the volume of our sales.

Coal contains impurities, including sulfur, mercury, chlorine and other regulated elements or compounds, many of which are released into the air when coal is burned. Stricter environmental regulations of emissions from coal-fired electric generating plants could increase the costs of using coal thereby, reducing demand for coal as a fuel source and the volume of our coal sales. Stricter regulations could make coal a less attractive fuel alternative in the planning and building of utility power plants in the future.

For example, in order to meet the federal Clean Air Act limits for sulfur dioxide emissions from electric power plants, coal users may need to install scrubbers, use sulfur dioxide emission allowances (some of which they may purchase), blend high sulfur coal with low sulfur coal or switch to other fuels. Each option has limitations. Lower sulfur coal may be more costly to purchase on an energy basis than higher sulfur coal depending on mining and transportation costs. The cost of installing scrubbers is significant and emission allowances may become more expensive as their availability declines. Switching to other fuels may require expensive modification of existing plants. Because higher sulfur coal currently accounts for a significant portion of our sales, the extent to which power generators switch to low-sulfur fuel could materially affect us if we cannot offset the cost of sulfur removal by lowering the costs of delivery of our higher sulfur coals on an energy equivalent basis.

Other new and proposed reductions in emissions of mercury, nitrogen oxides, particulate matter or greenhouse gases may require the installation of additional costly control technology or the implementation of other measures, including switching to other fuels. These new and proposed reductions will make it more costly to operate coal-fired plants and could make coal a less attractive fuel alternative to the planning and building of utility power plants in the future. For example, the Environmental Protection Agency would require reduction of nitrogen oxide emissions in 22 eastern states and the District of Columbia and of particulate matter emissions over the next several years. In addition, Congress and several states are now considering legislation to further control air emissions of multiple pollutants from electric generating facilities and other large emitters. To the extent that any new requirements affect our customers, this could adversely affect our operations and results.

We have significant reclamation and mine closure obligations. If the assumptions underlying our accruals are materially inaccurate, we could be required to expend greater amounts than anticipated.

The Surface Mining Control and Reclamation Act establishes operational, reclamation and closure standards for all aspects of surface mining as well as most aspects of deep mining. We accrue for the costs of current mine disturbance and of final mine closure, including the cost of treating mine water discharge where necessary. Estimates of our total reclamation and mine-closing liabilities, which are based upon permit requirements and our experience, were $391 million at December 31, 2002. On January 1, 2003, CONSOL Energy adopted Statement of Financial Accounting Standards No. 143 (SFAS 143) to account for the costs related to the closure of mines and gas wells and the reclamation of the land upon exhaustion of coal and gas reserves. This statement requires the fair value of an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The present value of the estimated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. As a result of this change in accounting principle, we recognized a gain of $5 million, net of a tax cost of $3 million. At the time of adoption, total assets, net of accumulated depreciation, increased approximately $59 million, and total liabilities increased approximately $51 million. These amounts recorded upon adoption are dependent upon a number of variables, including the estimated future retirement costs, estimated proved reserves, assumptions involving profit margins, inflation rates, and the assumed credit-adjusted risk-free interest rates. Furthermore, these obligations are unfunded. If these accruals are insufficient or our liability in a particular year is greater than currently anticipated, our future operating results could be adversely affected.

Federal, state and local authorities extensively regulate our gas production activities.

The gas industry is subject to extensive legislation and regulation, which is under constant review for amendment or expansion. Any changes may affect, among other things, the pricing or marketing of gas production. State and local authorities regulate various aspects of gas drilling and production activities, including the drilling of wells (through permit and bonding requirements), the spacing of wells, the unitization or pooling, of gas properties, environmental matters, safety standards, market sharing and well site restoration. If we fail to comply with statutes and regulations, we may be subject to substantial penalties, which would decrease our profitability.

Deregulation of the electric utility industry could have unanticipated effects on our industry.

Deregulation of the electric utility industry will enable purchasers of electricity to shop for the lowest cost suppliers. If our electric power generator customers become more sensitive to long-term price or quantity commitments in a more competitive environment, it may be more difficult for us to enter into long-term contracts and could subject our revenue stream to increased volatility which may adversely affect our profitability. Deregulation of the power industry may have other consequences for our industry, such as efforts to reduce coal prices, which may have a negative effect on our operating results.

The passage of legislation responsive to the Framework Convention on Global Climate Change or similar governmental initiatives could result in restrictions on coal use.

The United States and more than 160 other nations are signatories to the 1992 Framework Convention on Global Climate Change which is intended to limit or capture emissions of greenhouse gases, such as carbon dioxide. In December 1997, in Kyoto, Japan, the signatories to the convention established a binding set of emissions targets for developed nations. Although the specific emissions targets vary from country to country, the United States would be required to reduce emissions to 93% of 1990 levels over a five-year budget period from 2008 through 2012. If the Kyoto Protocol or other comprehensive legislation focusing on greenhouse gas emissions is enacted by the United States, it could have the effect of restricting the use of coal. Other efforts to reduce emissions of greenhouse gases and federal initiatives to encourage the use of natural gas also may affect the use of coal as an energy source.

We are subject to the federal Clean Water Act and similar state laws which impose treatment, monitoring and reporting obligations.

The federal Clean Water Act and corresponding state laws affect coal mining operations by imposing restrictions on discharges into regulated waters. Permits requiring regular monitoring and compliance with effluent limitations and reporting requirements govern the discharge of pollutants into regulated waters. New requirements under the Clean Water Act and corresponding state laws could cause us to incur significant additional costs that adversely affect our operating results.

We have significant obligations for long-term employee benefits for which we accrue based upon assumptions which, if inaccurate, could result in our being required to expend greater amounts than anticipated.

We provide various long-term employee benefits to inactive and retired employees. We accrue amounts for these obligations. At December 31, 2002, the current and non-current portions of these obligations included:

•	post retirement medical and life insurance ($1.5 billion);

•	coal workers’ black lung benefits ($462 million); and

•	workers’ compensation ($317 million)

These obligations have been estimated based on assumptions, which are described in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2002. However, if our assumptions are inaccurate, we could be required to expend greater amounts than anticipated. These obligations are unfunded, except for coal workers’ black lung, of which approximately 8% was funded at December

31, 2002. In addition, several states in which we operate consider changes in workers’ compensation laws from time to time. Such changes, if enacted, could adversely affect us.

New regulations have expanded the definition of black lung disease and generally made it easier for claimants to assert and prosecute claims, which could increase our exposure to black lung benefit liabilities.

In January 2001, the United States Department of Labor amended the regulations implementing the federal black lung laws to give greater weight to the opinion of a claimant’s treating physician, expand the definition of black lung disease and limit the amount of medical evidence that can be submitted by claimants and respondents. The amendments also alter administrative procedures for the adjudication of claims, which, according to the Department of Labor, results in streamlined procedures that are less formal, less adversarial and easier for participants to understand. These and other changes to the federal black lung regulations could significantly increase our exposure to black lung benefits liabilities.

In recent years, legislation on black lung reform has been introduced but not enacted in Congress. It is possible that this legislation will be reintroduced for consideration by Congress. If any of the proposals included in this or similar legislation is passed, the number of claimants who are awarded benefits could significantly increase. Any such changes in black lung legislation, if approved, may adversely effect our business, financial condition and results of operations.

Fairmont Supply Company, our subsidiary, is a co-defendant in various asbestos litigation cases which allege that Fairmont distributed industrial supply products containing asbestos. To date, payments by Fairmont with respect to asbestos cases have not been material. However, there cannot be any assurance that payments in the future with respect to asbestos cases will not be material.

One of our subsidiaries, Fairmont Supply Company, which distributes industrial supplies, currently is defending against approximately 21,900 asbestos claims in state courts in Pennsylvania, Ohio, West Virginia, Maryland, New Jersey and Mississippi. Because a very small percentage of products manufactured by third parties and supplied by Fairmont in the past may have contained asbestos and many of the pending claims are part of mass complaints filed by hundreds of plaintiffs against a hundred or more defendants, it has been difficult for Fairmont to determine how many of the cases actually involve valid claims or plaintiffs who were actually exposed to asbestos-containing products supplied by Fairmont. In addition, while Fairmont may be entitled to indemnity or contribution in certain jurisdictions from manufacturers of identified products, the availability of such indemnity or contribution is unclear at this time and, in recent years, some of the manufacturers named as defendants in these actions have sought protection from these claims under bankruptcy laws. Fairmont has no insurance coverage with respect to these asbestos cases. To date, payments by Fairmont with respect to asbestos cases have not been material. However, payments in the future with respect to pending or future asbestos cases could be material to the financial position, results of operations or cash flows of CONSOL Energy.

We have been informed by insurance companies that, unless provided with collateral, they no longer will issue surety bonds that we and other coal mining companies are required by law to obtain.

Various federal or state laws and regulations require us to obtain surety bonds or to provide other assurance of payment for certain of our long-term liabilities including mine closure or reclamation costs, workers’ compensation and other post employment benefits. We, along with other participants in the coal industry, have been informed by the insurance companies that they no longer will provide surety bonds for workers’ compensation and other post employment benefits without collateral. We have satisfied our obligations under these statutes and regulations, by providing letters of credit or other assurances of payment. However, letters of credit can be significantly more costly to us than surety bonds. The issuance of letters of credit under our bank credit facilities also reduces amounts that we can borrow under our bank credit facilities for other purposes.

We are a holding company and conduct substantially all of our operations through subsidiaries. If our debt securities are not guaranteed by our subsidiaries or if the guarantees are released, the debt securities will be our obligations exclusively and our ability to service the debt securities will depend upon us receiving distributions or similar payments from our subsidiaries through which we conduct all of our operations.

Generally, creditors of our subsidiaries will have claims to their assets and earnings that are superior to the claims of creditors of the Company, except to the extent the claims of the Company’s creditors are guaranteed by our subsidiaries. Our debt securities may not be guaranteed or may provide for the release of guarantees of the debt securities by our subsidiaries in certain circumstances, including, for example, if guarantees of our bank borrowings are released and such subsidiaries have no other indebtedness, as defined. Because substantially all of our operations are conducted through subsidiaries, our cash flow and therefore our ability to service debt, including the debt securities, primarily would depend upon the earnings of our subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by those subsidiaries to, us. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due pursuant to the debt securities or to make any funds available to us to repay our obligations, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, will be contingent upon the earnings of those subsidiaries and subject to various business considerations.

Guarantees may not be enforceable because of fraudulent conveyance laws.

The obligation of each of the guarantors of the debt securities may be subject to review under state, federal or foreign fraudulent conveyance or transfer laws. Under state and federal laws, if a court, in a lawsuit by an unpaid creditor or representative of creditors of a guarantor, such as a trustee in bankruptcy or such guarantor debtor-in-possession, were to find that, at the time such obligation was incurred, such guarantor, among other things:

•	did not receive fair consideration or reasonably equivalent value therefore; and

•	either

•	was insolvent;

•	was rendered insolvent;

•	was engaged in a business or transaction for which its assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured;

a court could void such guarantor’s obligation under its guarantee, and direct the return of any payments made under the guarantee to such guarantor or to a fund for the benefit of its creditors.

Moreover, regardless of the factors identified above, such court could void such obligation, and direct such repayment, if it found that the obligation was incurred with the intent to hinder, delay, or defraud such guarantor’s creditors. In that event, the holder of the debt securities would have to look for payment from other guarantors whose guarantee obligations had not been voided.

The measure of insolvency for purposes of the above will vary depending upon the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent:

•	if the sum of its debts is greater than the fair value of all of its property;

•	if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and mature; or

•	it could not pay its debts as they become due.

There may not be an active trading market for our debt securities. If an active trading market does not develop for the debt securities, you may not be able to resell them.

There may not be an active trading market for our debt securities and none may develop. The debt securities may not be listed on any securities exchange. The trading price may depend upon prevailing interest rates, the market for similar securities, and other factors, including general economic conditions and our financial condition, performance and prospects. If an active trading market does not develop, you may not be able to resell your debt securities at their fair market value or at all.

RWE Rheinbraun AG beneficially owns a total of approximately 74% of our common stock and is able to control significant business decisions.

RWE Rheinbraun AG beneficially owns a total of approximately 74% of our outstanding shares of common stock. It is able to direct the election of all of the members of our board of directors and exercise a controlling influence over our business and affairs, including any determination with respect to major business transactions. RWE Rheinbraun AG is a subsidiary of RWE AG. Because RWE AG is an independent German energy company, conflicts of interest between us and RWE AG may arise. Some of our officers and directors may have ownership interests or other positions with RWE AG, or its affiliates, which could also lead to a conflict of interest.

Our Restated Certificate of Incorporation limits the liability of RWE Rheinbraun AG to other stockholders and to us for engaging in activities or lines of business similar to ours or for pursuing opportunities that might otherwise be available to us.

Our Restated Certificate of Incorporation provides that RWE Rheinbraun AG has the right to:

•	engage in the same or similar activities or lines of business as us;

•	do business with our potential or actual customers or suppliers; and

•	employ or otherwise engage or solicit for such purpose any of our officers, employees or directors.

Neither RWE Rheinbraun AG nor any of its officers, directors, employees or agents will be liable to us, our stockholders, or any other person for breach of any fiduciary duty or duty of loyalty by reason of any such activities of RWE Rheinbraun AG. If RWE Rheinbraun AG acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both it and us, RWE Rheinbraun AG does not have any duty to communicate or offer such corporate opportunity to us, under our Restated Certificate of Incorporation. If RWE Rheinbraun AG rejects a corporate opportunity, it has no obligation to offer such corporate opportunity to us.

Our share price may decline due to shares eligible for future sale.

As of the date of this Prospectus, RWE Rheinbraun AG beneficially owns a total of 57,997,357 shares of our common stock. RWE Rheinbraun AG has registration rights which would require us to register sales of its shares under the Securities Act. We cannot predict the effect, if any, that future sales of shares of our common stock, or the availability of such shares for sale, would have on the market price prevailing from time to time. Sales by RWE Rheinbraun AG of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock. Such a reduction in the market price of our common stock could impair our ability to raise additional capital through future public offerings of our equity securities.

FORWARD-LOOKING

Some statements in this prospectus or any prospectus supplement, and the documents incorporated by reference in this prospectus or any prospectus supplement are known as “forward-looking statements,” as that term is used in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may relate to, among other things, future performance generally, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and competition.

When we use the words “believe,” “intend,” “expect,: “may,” “will,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements.

We warn you that forward-looking statements are only predictions. Actual events or results may differ as a result of risks that we face, including those set forth in the sections of this prospectus called “Risk Factors.” Those are representatives of factors that could affect the outcome of the forward-looking statements. These and the other factors discussed elsewhere in this prospectus or any prospectus supplement and the documents incorporated by reference in them are not necessarily all of the important factors that could cause our results to differ materially from those expressed in our forward-looking statements. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update them.

USE OF PROCEEDS

Except as described in any prospectus supplement, the net proceeds from the sale of the securities will be added to our general funds and used for general corporate purposes, including, among other things, additions to working capital, repayment or redemption of existing indebtedness and financing of capital expenditures, joint ventures and acquisitions. We continually identify, evaluate and discuss with others acquisition opportunities within the coal and gas industries, both in the United States and in other areas. We continually evaluate potential acquisition candidates and intend to continue to pursue transactions in support of our acquisition strategy. However, we have not reached any agreements, commitments or understandings for any future acquisitions other than those arrangements, if any, as described in documents incorporated by reference or in prospectus supplements.

When we offer a particular series of securities, the prospectus supplement relating to that offering will describe the intended use of the net proceeds received from that offering. We will retain broad discretion in the use of the net proceeds.

SECURITIES WE MAY OFFER

We may offer debt securities, shares of common stock, shares of preferred stock, depositary shares, stock purchase units, stock purchase contracts or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units consisting of one or more securities. We may offer up to $800,000,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may offer any combination of senior debt securities or subordinated debt securities. Debt securities are unsecured obligations to repay advanced funds. We may issue senior debt securities and subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees under any such indenture identified in the prospectus supplement related to that offering.

The prospectus supplement will describe the particular terms of any debt securities we may offer. The following summaries of the debt securities and the indentures are not complete. We urge you to read the description of the debt securities and the indentures included in the prospectus supplement. The summaries contained in this prospectus, together with the description of debt securities offered and related indentures or indenture supplements included in the applicable prospectus supplement, will provide the material terms of the debt securities and of the indentures.

General

We may issue debt securities in one or more separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the applicable indenture. Senior debt securities will be unsecured and unsubordinated obligations and will rank equal with all our other unsecured and unsubordinated debt. Each series of subordinated debt securities will be subordinated and junior in right of payment to the extent and manner described in the prospectus supplement related to that debt.

The applicable indenture might not limit the amount of other debt that we may incur and might not contain financial or similar restrictive covenants. The applicable indenture might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

•	the title and form of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the person to whom any interest on a debt security of the series will be paid;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	if applicable, the duration and terms of the right to extend interest payment periods;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•	the subordination provisions that will apply to any subordinated debt securities;

•	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable; and

•	any addition to or change in the covenants in the applicable indenture.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Guarantees

As described in the applicable prospectus supplement, payment of the principal of, premium, if any, and interest on, the debt securities may be guaranteed by some or all of our subsidiaries. Each guarantee will be a full and unconditional, joint and several obligation of the guarantor subsidiary issuing that guarantee.

The indenture may provide that in the event any guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the guarantor subsidiary under that guarantee will be reduced to the maximum amount, after giving effect to all other contingent and other liabilities of that guarantor, permissible under the applicable fraudulent conveyance or similar law. If any guarantor subsidiary makes a payment under its guarantee, the guarantor subsidiary will be entitled to a contribution from us and each other guarantor subsidiary in a pro rata amount based on the respective net worth of us and each guarantor subsidiary at the time of that payment.

The guarantor subsidiaries will account for a specified percentage of our total assets and total revenues.

Optional Redemption

Except as set forth in the applicable prospectus supplement, the debt securities may be redeemed, in whole or in part, at our option, at any time or from time to time. Except as set forth in the applicable prospectus supplement, the redemption price for the debt securities to be redeemed on any redemption date will be equal to the greater of the following amounts:

•	100% of the principal amount of the debt securities being redeemed on the redemption date; or

•	the sum of the present values of the remaining scheduled payments of principal and interest on the debt securities being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined below), plus 45 basis points, as determined by the Reference Treasury Dealer (as defined below), plus in each case, accrued and unpaid interest on the debt securities to the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the debt securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the debt securities.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Reference Treasury Dealer” means (A) specified investment banking or other firms (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of those entities ceases to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute for those entities another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by us.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notwithstanding the foregoing, installments of interest on debt securities that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the debt securities and the applicable indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

We will mail notice of any redemption at least 30 days, but not more than 60 days, before the redemption date to each registered holder of the debt securities to be redeemed. Once notice of redemption is mailed, the debt securities called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

On and after the redemption date, interest will cease to accrue on the debt securities or any portion of the debt securities called for redemption (unless we default in the payment of the redemption price or accrued interest). On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the debt securities to be redeemed on that date. If less than all of the debt securities are to be redeemed, the debt securities to be redeemed will be selected by lot by the Depository Trust Company in the case of debt securities represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate in the case of debt securities that are not represented by a global security.

Except as set forth in the applicable prospectus supplement, the debt securities will not be entitled to the benefit of any mandatory redemption or sinking fund.

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for common stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the number of shares of common stock or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

Except as set forth in the applicable prospectus supplement, the subordinated debt securities are subordinated and junior in right of payment to all our senior indebtedness. If:

•	we default in the payment of any principal, or premium, if any, or interest on any senior indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

•	an event of default occurs with respect to any senior indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default, requesting that payments on subordinated debt securities cease, is given to us by the holders of senior indebtedness;

then unless and until the default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, will be made or agreed to be made on account of the subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of subordinated debt securities.

Except as set forth in the applicable prospectus supplement, in the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property;

•	any proceeding for our liquidation, dissolution or other winding-up, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•	any assignment by us for the benefit of creditors; or

•	any other marshaling of our assets;

all present and future senior indebtedness, including, without limitation, interest accruing after the commencement of the proceeding, assignment or marshaling of assets, will first be paid in full before any payment or distribution, whether in cash, securities or other property, will be made by us on account of subordinated debt securities. In that event, any payment or distribution, whether in cash, securities or other property, other than our securities or of any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the subordinated debt securities, to the payment of all senior indebtedness at the time outstanding and to any securities issued in respect of the senior indebtedness under any such plan of reorganization or readjustment and other than payments made from any trust described in “Defeasance” below, which would otherwise, but for the subordination provisions, be payable or deliverable in respect of subordinated debt securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other of our indebtedness being subordinated to the payment of subordinated debt securities will be paid or delivered directly to the holders of senior indebtedness, or to their representative or trustee, in accordance with the priorities then existing among such holders until all senior indebtedness shall have been paid in full. No present or future holder of any senior indebtedness will be prejudiced in the right to enforce subordination of the indebtedness evidenced by subordinated debt securities by any act or failure to act on our part.

The term “senior indebtedness” is defined as the principal, premium, if any, and interest on:

•	all indebtedness, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•	any indebtedness of others of the kinds described in the first bullet point above for the payment of which we are responsible or liable as guarantor or otherwise; or

•	amendments, renewals, extensions and refunding of any such indebtedness;

unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to subordinated debt securities. The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The applicable indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and, unless the prospectus supplement indicates otherwise, only in denominations of $1,000 and integral multiples thereof. The holder of a debt security may elect, subject to the terms of the applicable indenture and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place in which we will pay on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or

•	the depositary is no longer in good standing under the Exchange Act or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

Unless the prospectus supplement indicates otherwise, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

Unless the prospectus supplement indicates otherwise, we will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Covenants

Covenants with respect to any series of debt securities will be set forth in the applicable prospectus supplement.

Events of Default

The following will be events of default:

•	the Company fails to pay interest when due and such failure continues for 30 days and the time for payment has not been properly extended or deferred;

•	the Company fails to pay the principal or any premium when due and the time for payment has not been properly extended or deferred;

•	the Company or any Guarantor fails to observe or perform any other covenant contained in the debt securities or the guarantees, and such failure continues for a specified number of days after we receive written notice from the trustee or holders of a specified percentage of the aggregate principal amount of the debt securities of that series;

•	certain events in bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the applicable prospectus supplement.

If an event of default occurs and is continuing, the trustee or the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the debt securities of that series due and payable immediately. In case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal and premium of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. Under certain circumstances, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind any such acceleration with respect to the debt securities and its consequences.

The holders of a majority in principal amount of the debt securities of that series may waive any default or event of default with respect to the debt securities and its consequences, except defaults or events of default regarding payment of principal, any premium or interest, other than by acceleration. A waiver will eliminate the default.

Except for certain duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•	the trustee has not received a direction inconsistent with the request within a specified number of days.

Modification of Indenture

We and the trustee may change the applicable indenture without the consent of any holders to:

•	fix any ambiguity, defect or inconsistency in the applicable indenture;

•	evidence the succession of another corporation to the Company or a guarantor subsidiary and the assumption by such party of the obligations of the Company or a guarantor subsidiary;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	add to the covenants for the benefit of all or any series of debt securities;

•	add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities set forth in the applicable indenture;

•	change anything that does not materially adversely affect the rights of any holder of debt securities;

•	provide for the issuance of and establish the form and terms and conditions of the debt securities of any series, establish the form of any certifications required or add to the rights of any holders of any series of debt securities;

•	add any additional events of default for the benefit of all or any series;

•	provide for the appointment of a successor trustee; or

•	to provide for the addition or release of a guarantor subsidiary in respect of a guarantee as provided in the applicable indenture.

The following changes may only be made with the consent of each affected holder:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount of any debt securities of any series;

•	reducing the rate or extending the time of payment of interest of any debt securities of any series;

•	reducing any premium payable upon redemption; or

•	reducing the percentage of debt securities outstanding required to consent to any amendment to the applicable indenture or to the debt securities or guarantees.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the applicable indenture relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, if any, to the debt securities of any series. The applicable indenture may provide that, subject to conditions specified in such indenture, we may elect either:

•	legal defeasance, whereby we are discharged from any and all obligations with respect to the debt securities, except as may be otherwise provided in such indenture; or

•	covenant defeasance, whereby we are released from certain restrictive covenants, if any, contained in such indenture.

We may do so in either case by depositing with the trustee as trust funds, cash, or government securities which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal and any premium and interest on the debt securities and all other sums payable by us under the applicable indenture in connection with the debt securities. This type of a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel meeting the requirements set forth in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The applicable indenture and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following is a description of the common stock and preferred stock we may offer under this prospectus. The summaries contained in this prospectus, together with the description of common stock and preferred stock included in the applicable prospectus supplement, will provide the material terms of the common stock and preferred stock.

Common Stock

We are authorized to issue 500,000,000 shares of common stock. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Cumulative voting of shares of common stock is prohibited, which means that the holders of a majority of shares voting for the election of directors can elect all members of our board of directors. Except as otherwise required by applicable law, a majority vote is sufficient for any act of stockholders. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for the payment of dividends. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and amounts owed to holders of preferred stock. The holders of common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.

The rights, preferences and privileges of holders of our common stock are subject to, and may be injured by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers of the holders of common stock, including their voting rights.

Preferred Stock

We are authorized to issue up to 15,000,000 shares of preferred stock having rights senior to our common stock. Our board of directors is authorized to establish the powers, rights, preferences, privileges and designations of one or more series of preferred stock without further stockholder approval, including:

•	dividend rights;

•	conversion rights;

•	voting rights;

•	redemption rights and terms of redemption; and

•	liquidation preferences.

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by a certificate of designation relating to each series. The prospectus supplement relating to each series will specify the terms of the preferred stock, including:

•	the maximum number of shares in the series and the distinctive designation;

•	the terms on which dividends will be paid, if any;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the voting rights, if any, on the shares of the series; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the prospectus supplement are not complete. You should refer to the applicable certificate of designation for complete information. The prospectus supplement will contain a description of U.S. federal income tax consequences relating to the particular series of preferred stock.

Possible Anti-Takeover Effects

Section 203 of Delaware Law.

We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. Section 203 provides that a corporation generally may not engage in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder. Section 203 applies unless:

•	prior to the time a stockholder becomes an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

•	on or after such date the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

An “interested stockholder” is defined to include:

•	any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the relevant date; and

•	the affiliates and associates of any such person.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	certain transactions that result in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that increases the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of any loans, advances, guarantees, pledges or other financial benefits provided through the corporation. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Under certain circumstances, these provisions could have the effect of delaying, deferring or preventing a change in control of our company during the three-year period or reducing the price that certain investors might be willing to pay in the future for shares of our common stock, although the stockholders may elect to exclude a corporation from the restrictions imposed under Section 203.

Blank Check Preferred Stock

The rights, preferences and privileges of holders of our common stock are subject to, and may be injured by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control including transactions in which the stockholders might otherwise receive a premium for their shares over the then current market prices.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is First Chicago Trust Company of New York.

DESCRIPTION OF DEPOSITARY SHARES

The following summarizes the terms of depositary shares we may offer. The summaries contained in this prospectus, together with the description of the depositary shares included in the applicable prospectus supplement, will provide the material terms of the depositary shares.

General

We may, at our option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise that option, we will provide for a depositary to issue receipts for depositary shares, each of which will represent a fractional interest in a share of preferred stock.

The shares of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company depositary that has its principal office in the U.S. The prospectus supplement will include the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock, to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights. Depositary receipts will be issued for depositary shares.

The depositary may issue temporary depositary receipts substantially identical to, and entitling the holders to all the rights pertaining to, the definitive depositary receipts. Definitive depositary receipts will then be prepared thereafter and temporary depositary receipts may be exchanged for definitive depositary receipts at our expense.

Upon surrender of depositary receipts and payment of the charges provided in the deposit agreement, the depositary will deliver the whole shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions on the preferred stock, rounded to the nearest cent, to the record holders of depositary shares in proportion to the numbers of such depositary shares owned by them on the relevant record date. Fractions of one cent not so distributed will be added to the next sum received by the depositary for distribution to record holders of depositary shares.

In the event of a non-cash distribution, the depositary will, if feasible, distribute property received by it to the record holders of depositary shares entitled to them. If the distribution is not feasible, the depositary may sell the property and distribute the net proceeds to such holders.

Redemption of Depositary Shares

If we redeem the preferred stock underlying the depositary shares, the depositary will redeem the depositary shares from the proceeds of the redemption of the preferred stock held by the depositary. The depositary will mail notice of redemption not less than 30 or more than 60 days prior to the date fixed for redemption to the record holders of the depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the corresponding depositary shares as of the same redemption date. If less than all the depositary shares are to be redeemed, the depositary will select by lot or pro rata which depositary shares will be redeemed.

After the redemption, the depositary shares called for redemption will no longer be deemed to be outstanding. All rights of the holders of the depositary shares will cease, except the right to receive the money or other property to which the holders are entitled upon redemption and surrender of the depositary receipts for their depositary shares.

Voting the Preferred Stock

The depositary will mail to the holders of depositary shares the information contained in any notice of meeting at which the holders of preferred stock are entitled to vote. Each record holder of depositary shares on the record date for the preferred stock may instruct the depositary to exercise its voting rights with respect to the depositary shares. The depositary will attempt to vote the number of shares of preferred stock underlying such depositary shares in accordance with these instructions. We will agree to take any action required to enable the depositary to vote the depositary shares. The depositary will abstain from voting shares of preferred stock to the extent it does not receive instructions from the holders of depositary shares relating to that preferred stock.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, neither of us can make any amendment that would materially and adversely alter the rights of the existing holders of depositary shares without approval by the record holders of at least a majority of the outstanding depositary shares. We or the depositary may terminate a deposit agreement only if:

•	all outstanding depositary shares relating thereto have been redeemed; or

•	there has been a final distribution to the holders of preferred stock and to the holders of the related depositary shares in the event of our liquidation, dissolution or winding up.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges listed in the deposit agreement as holders’ charges.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if the law or any circumstance beyond its control prevents it from performing its obligations under the deposit agreement. We and the depositary will be required only to perform their duties in good faith. They will not be obligated to prosecute or defend any legal proceeding regarding any depositary shares or preferred stock unless the holders of those securities provide them with satisfactory indemnity. They may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us, and we may at any time remove the depositary. Any such resignation or removal will take effect when a successor depositary is established.

DESCRIPTION OF STOCK PURCHASE UNITS

AND STOCK PURCHASE CONTRACTS

The following summarizes the general terms of stock purchase units and stock purchase contracts we may issue. The summaries contained in this prospectus, together with the description of stock purchase units and stock purchase contracts included in the applicable prospectus supplement, will provide the material terms of the stock purchase units and stock purchase contracts.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates. We may fix the consideration per share of common stock or preferred stock at the time we issue the stock purchase contracts, or the consideration may be determined by referring to a specific formula stated in the stock purchase contracts. We may issue the stock purchase contracts separately or as a part of stock purchase units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. Treasury securities, which secure the holders’ obligations to purchase the common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

DESCRIPTION OF WARRANTS TO PURCHASE DEBT SECURITIES

The following summarizes the terms of the warrants to purchase debt securities we may offer. The summaries contained in this prospectus, together with the description of warrants to purchase debt securities and indentures included in the applicable prospectus supplement, will provide the material terms of the warrants to purchase debt securities and of the indenture.

General

We may issue debt warrants evidenced by debt warrant certificates independently or together with any securities offered by any prospectus supplement. If we offer debt warrants, the prospectus supplement will describe the terms of the warrants, including:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the applicable indenture under which the debt securities will be issued;

•	if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

•	if applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the debt warrants begins and expires;

•	U.S. federal income tax consequences;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currencies in which the offering price and exercise price are payable; and

•	if applicable, any antidilution provisions.

You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in the prospectus supplement. Warrantholders do not have any of the rights of holders of debt securities, except to the extent that the consent of warrantholders may be required for certain modifications of the terms of the applicable indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, warrantholders are not entitled to payments of principal of and interest, if any, on the debt securities.

Exercise of Debt Warrants

You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.

DESCRIPTION OF WARRANTS TO PURCHASE COMMON STOCK OR PREFERRED STOCK

The following summarizes the terms of common stock warrants and preferred stock warrants we may issue. The summaries contained in this prospectus, together with the description of warrants to purchase common stock or preferred stock in the applicable prospectus supplement, will provide the material terms of the warrants to purchase common stock or preferred stock.

General

We may issue stock warrants evidenced by stock warrant certificates under a stock warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer stock warrants, the prospectus supplement will describe the terms of the stock warrants, including:

•	the offering price, if any;

•	if applicable, the designation and terms of the preferred stock purchasable upon exercise of the preferred stock warrants;

•	the number of shares of common or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the stock warrants begins and expires;

•	U.S. federal income tax consequences;

•	call provisions, if any;

•	the currencies in which the offering price and exercise price are payable; and

•	if applicable, the antidilution provisions of the stock warrants.

The shares of common stock or preferred stock we issue upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and nonassessable.

Exercise of Stock Warrants

You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or a check. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

No Rights as Stockholders

Holders of stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders, or to exercise any rights whatsoever as stockholders of CONSOL Energy.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. The prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

LEGAL MATTERS

Piper Rudnick LLP, New York, New York, will provide us with an opinion as to legal matters in connection with the securities we are offering.

EXPERTS

The financial statements as of December 31, 2002 and for the year then ended incorporated in this Prospectus by reference to the Annual Report on Form 10-K, as amended, for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of CONSOL Energy Inc. incorporated in this Prospectus by reference from CONSOL Energy Inc.’s Annual Report (Form 10-K) at December 31, 2001 and June 30, 2001, and for the periods of six months ended December 31, 2001 and the twelve months ended June 30, 2001 and 2000 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934 and, in accordance with that Act, file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be inspected and copies of these materials may be obtained upon payment of fees at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we are required to file electronic versions of these materials with the Commission through the Commission’s Electronic and Data Gathering, Analysis and Retrieval system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Our common stock is listed on the New York Stock Exchange, and reports and other information concerning us may be inspected at the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005.

We have filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. We incorporate by reference the documents listed below and any filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of this registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which is incorporated by reference in this prospectus modifies or supersedes that statement. A statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.

Copies of the registration statement, including all exhibits to it, may be obtained from the Commission’s principal office in Washington, D.C. upon the payment of the fees prescribed by the Commission, or may be examined without charge at the offices of the Commission described above. Copies of these materials may also be obtained from the EDGAR database.

The following documents filed by us with the Commission pursuant to the Exchange Act are incorporated by reference herein:

1.	Our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2002, filed March 21, 2003 (file no. 001-14901);

2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed May 9, 2003 (file no. 001-14901); and

3.	The description of the common stock contained in our Registration Statement on Form 8-A, filed March 24, 1999 (file no. 001-14901).

We will provide to each person to whom a copy of this prospectus is delivered, upon the written or oral request of such person, without charge, a copy of any or all of the documents that are incorporated herein by reference. Requests should be directed to: CONSOL Energy Inc. 1800 Washington Road, Pittsburgh, PA 15241-1421, Attention: General Counsel.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be incurred by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commission.

Securities and Exchange Commission Registration Fee		$64,720

Legal Fees and Expenses		*

Accounting Fees and Expenses		*

Miscellaneous		*

Total	$	*

*	To be completed by amendment.

Item 15. Indemnification of Directors and Officers.

Limitation of Liability and Indemnification Matters

As permitted by applicable provisions of the Delaware General Corporation Law, the Restated Certificate of Incorporation contains a provision eliminating, to the fullest extent permitted by the Delaware General Corporation Law as it exists or may in the future be amended, the liability of a director to CONSOL Energy and its stockholders for monetary damages for breaches of fiduciary duty as a director except for:

•	any breach of the director’s duty of loyalty to CONSOL Energy or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws;

•	payment of dividends, stock purchases or redemptions that violate the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

CONSOL Energy’s By-laws also provide that any present or prior director, officer, employee or agent of CONSOL Energy shall be indemnified by CONSOL Energy as of right to the full extent permitted by the Delaware General Corporation Law against any liability, cost or expense asserted against and incurred by such person by reason of his serving in such capacity. This right to indemnification includes the right to be paid the expenses incurred in defending any action, suit or proceeding in advance of its final disposition.

RWE AG maintains insurance coverage for directors, officers and employees of CONSOL Energy for certain liabilities incurred in connection with the performance of their duties, including for securities laws violations. CONSOL maintains insurance coverage for claims against directors, officers, and employees for certain liabilities, including, with respect to employees, for alleged violations of federal and state securities laws and regulations.

16. Exhibits

Exhibit No.	Description

1.1†	Form of Underwriting Agreement

3.1*	Certificate of Incorporation of the Registrant

3.2**	Bylaws of the Registrant

4.1***	Specimen Common Stock Certificate

4.2****	Indenture, dated March 7, 2002, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee.

4.3*****	Supplemental Indenture No. 1, dated March 7, 2002, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee.

4.4†	Form of Subordinated Indenture

4.5†	Form of Deposit Agreement

4.6†	Form of Stock Purchase Contract

4.7†	Form of Warrant

4.8†	Form of Certificate of Designation with respect to Preferred Stock

5.1†	Opinion of Piper Rudnick LLP

12.1††	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2	Consent of Ernst & Young LLP, Independent Auditors

23.3†	Consent of Piper Rudnick LLP (included in Exhibit 5.1)

23.4	Consent of Ralph E. Davis Associates, Inc., Independent Petroleum Engineers

23.5	Consent of Data and Consulting Services, a division of Schlumberger, Independent Petroleum Engineers

24.1	Powers of Attorney (included on signature page)

25.1†	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended

†	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.
††	Previously filed.
*	Incorporated by reference to Exhibit 3.1 to Amendment No. 2 to Registration Statement Form S-1 (Registration No. 333-68987) filed on March 24, 1999.
**	Incorporated by reference to Exhibit 3.2 to Amendment No. 2 to Registration Statement Form S-1 (Registration No. 333-68987) filed on March 24, 1999.
***	Incorporated by reference to Exhibit 4.1 to Amendment No. 2 to Registration Statement Form S-1 (Registration No. 333-68987) filed on March 24, 1999.
****	Incorporated by reference to Exhibit 4.1 to Form 10-K (file number 333-68987) filed on March 29, 2002 ( the “Form 10-K”).
*****	Incorporated by reference to Exhibit 4.2 to the Form 10-K.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price, set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture

Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003.

CONSOL ENERGY INC.

By:	/s/ J. Brett Harvey
J. Brett Harvey,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ J. Brett Harvey J. Brett Harvey	President and Chief Executive Officer and Director (Principal Executive Officer)	July 29, 2003

* William J. Lyons	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 29, 2003

* John L. Whitmire	Chairman of the Board of Directors	July 29, 2003

* Christoph Koether	Director	July 29, 2003

* Philip W. Baxter	Director	July 29, 2003

* Berthold Bonekamp	Director	July 29, 2003

* Bernd J. Breloer	Director	July 29, 2003

* Rolf Zimmermann	Director	July 29, 2003

* Patricia A. Hammick	Director	July 29, 2003

* By:	/s/ Stephen E. Williams
Stephen E. Williams, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003.

CARDINAL STATES GATHERING COMPANY
by CNX Gas Company LLC, its sole partner,

by Consolidation Coal Company, its sole member

By:	/s/ J. Brett Harvey
J. Brett Harvey,
President and Chief Executive Officer

CONSOLIDATION COAL COMPANY

By:	/s/ J. Brett Harvey
J. Brett Harvey,
President and Chief Executive Officer

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes appoints J. Brett Harvey and Stephen E. Williams, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated with respect to Consolidation Coal Company and on the dates indicated:

/s/ J. Brett Harvey J. Brett Harvey	President and Director (Principal Executive Officer)	July 29, 2003

/s/ William J. Lyons William J. Lyons	Vice President and Controller and Director (Principal Financial and Accounting Officer)	July 29, 2003

/s/ Peter B. Lilly Peter B. Lilly	Chief Operating Officer—Coal and Director	July 29, 2003

/s/ Stephen E. Williams Stephen E. Williams	Vice President and Secretary and Director	July 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003.

CENTRAL OHIO COAL COMPANY

By:	/s/ Peter B. Lilly
Peter. B. Lilly,
President

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes appoints J. Brett Harvey and Stephen E. Williams, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Peter B. Lilly Peter B. Lilly	President and Director (Principal Executive Officer)	July 29, 2003

/s/ William J. Lyons William J. Lyons	Principal Financial and Accounting Officer	July 29, 2003

/s/ J. Brett Harvey J. Brett Harvey	Director	July 29, 2003

/s/ Stephen E. Williams Stephen E. Williams	Director	July 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003.

CHURCH STREET HOLDINGS, INC.

By:	/s/ Christoph Koether
Christoph Koether,
President

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes appoints J. Brett Harvey and Stephen E. Williams, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Christoph Koether Christoph Koether	President and Director (Principal Executive Officer)	July 29, 2003

/s/ William J. Lyons William J. Lyons	Vice President and Controller and Director (Principal Financial and Accounting Officer)	July 29, 2003

/s/ Stephen E. Williams Stephen E. Williams	Director	July 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003.

CNX GAS COMPANY LLC by Consolidation Coal Company, its sole member

By:	/s/ J. Brett Harvey
J. Brett Harvey, President and Chief Executive Officer

CONSOLIDATION COAL COMPANY

By:	/s/ J. Brett Harvey
J. Brett Harvey, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated with respect to Consolidation Coal Company and on the dates indicated:

/s/ J. Brett Harvey J. Brett Harvey	President and Director (Principal Executive Officer)	July 29, 2003

* William J. Lyons	Vice President and Controller and Director (Principal Financial and Accounting Officer)	July 29, 2003

* Peter B. Lilly	Chief Operating Officer—Coal and Director	July 29, 2003

/s/ Stephen E. Williams Stephen E. Williams	Vice President and Secretary and Director	July 29, 2003

* Christoph Koether	Director	July 29, 2003

* John M. Reilly	Director	July 29, 2003

* Ronald E. Smith	Director	July 29, 2003

* By:	/s/ Stephen E. Williams
Stephen E. Williams, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003.

CNX LAND RESOURCES INC.

By:	/s/ William D. Stanhagen
William D. Stanhagen, President

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes appoints J. Brett Harvey and Stephen E. Williams, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated with respect to Consolidation Coal Company and on the dates indicated:

/s/ William D. Stanhagen William D. Stanhagen	President and Director (Principal Executive Officer)	July 29, 2003

/s/ William J. Lyons William J. Lyons	Vice President and Controller (Principal Financial and Accounting Officer)	July 29, 2003

/s/ Ronald E. Smith Ronald E. Smith	Chairman of the Board of Directors	July 29, 2003

/s/ J. Brett Harvey J. Brett Harvey	Director	July 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003.

CNX MARINE TERMINALS INC.

By:	/s/ Ronald G. Stovash
Ronald G. Stovash, President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Ronald G. Stovash Ronald G. Stovash	President and Director (Principal Executive Officer)	July 29, 2003

* William J. Lyons	Principal Financial and Accounting Officer	July 29, 2003

* J. Brett Harvey	Director	July 29, 2003

* Stephen E. Williams	Director	July 29, 2003

*By:	/s/ Stephen E. Williams
Stephen E. Williams Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003.

CONRHEIN COAL COMPANY by Consolidation Coal Company, its General Partner

By:	/s/ J. Brett Harvey
J. Brett Harvey, President and Chief Executive Officer

CONSOLIDATION COAL COMPANY

By:	/s/ J. Brett Harvey
J. Brett Harvey, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated with respect to Consolidation Coal Company and on the dates indicated:

/s/ J. Brett Harvey J. Brett Harvey	President and Director (Principal Executive Officer)	July 29, 2003

* William J. Lyons	Vice President and Controller and Director (Principal Financial and Accounting Officer)	July 29, 2003

* Peter B. Lilly	Chief Operating Officer—Coal and Director	July 29, 2003

/s/ Stephen E. Williams Stephen E. Williams	Vice President and Secretary and Director	July 29, 2003

* John M. Reilly	Director	July 29, 2003

* Christoph Koether	Director	July 29, 2003

* Ronald E. Smith	Director	July 29, 2003

* By:	/s/ Stephen E. Williams
Stephen E. Williams, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003.

CONSOL DOCKS INC.

By:	/s/ Ronald G. Stovash
Ronald G. Stovash, President

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes appoints J. Brett Harvey and Stephen E. Williams, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Ronald G. Stovash Ronald G. Stovash	President and Director (Principal Executive Officer)	July 29, 2003

/s/ William J. Lyons William J. Lyons	Principal Financial and Accounting Officer and Director	July 29, 2003

/s/ Stephen E. Williams Stephen E. Williams	Director	July 29, 2003

/s/ J. Brett Harvey J. Brett Harvey	Director	July 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003.

CONSOL FINANCIAL INC.

By:	/s/ J. Brett Harvey
J. Brett Harvey, President

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes appoints J. Brett Harvey and Stephen E. Williams, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ J. Brett Harvey J. Brett Harvey	President and Director (Principal Executive Officer)	July 29, 2003

/s/ William J. Lyons William J. Lyons	Vice President and Controller (Principal Financial and Accounting Officer)	July 29, 2003

/s/ Christoph Koether Christoph Koether	Director	July 29, 2003

/s/ Stephen E. Williams Stephen E. Williams	Director	July 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003.

CONSOL OF CANADA INC.

By:	/s/ Peter B. Lilly
Peter B. Lilly, President

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes appoints J. Brett Harvey and Stephen E. Williams, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Peter B. Lilly Peter B. Lilly	President and Director (Principal Executive Officer)	July 29, 2003

/s/ William J. Lyons William J. Lyons	Vice President and Controller (Principal Financial and Accounting Officer)	July 29, 2003

/s/ J. Brett Harvey J. Brett Harvey	Director	July 29, 2003

/s/ William G. Rieland William G. Rieland	Director	July 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003.

CONSOL OF KENTUCKY INC.

By:	/s/ Peter B. Lilly
Peter B. Lilly, President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Peter B. Lilly Peter B. Lilly	President and Director (Principal Executive Officer)	July 29, 2003

* William J. Lyons	Principal Financial and Accounting Officer	July 29, 2003

* J. Brett Harvey	Director	July 29, 2003

* Stephen E. Williams	Director	July 29, 2003

* By:	/s/ Stephen E. Williams
Stephen E. Williams, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003.

CONSOL PENNSYLVANIA COAL COMPANY

By:	/s/ Peter B. Lilly
Peter B. Lilly, President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Peter B. Lilly Peter B. Lilly	President and Director (Principal Executive Officer)	July 29, 2003

* William J. Lyons	Principal Financial and Accounting Officer	July 29, 2003

* J. Brett Harvey	Director	July 29, 2003

* Stephen E. Williams	Director	July 29, 2003

* By:	/s/ Stephen E. Williams
Stephen E. Williams, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003.

CONSOLIDATION COAL COMPANY

By:	/s/ J. Brett Harvey
J. Brett Harvey, President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ J. Brett Harvey J. Brett Harvey	President and Director (Principal Executive Officer)	July 29, 2003

* William J. Lyons	Vice President and Controller and Director (Principal Financial and Accounting Officer)	July 29, 2003

* Peter B. Lilly	Chief Operating Officer – Coal and Director	July 29, 2003

/s/ Stephen E. Williams Stephen E. Williams	Vice President and Secretary and Director	July 29, 2003

* Christoph Koether	Director	July 29, 2003

* John M. Reilly	Director	July 29, 2003

* Ronald E. Smith	Director	July 29, 2003

* By:	/s/ Stephen E. Williams
Stephen E. Williams, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003

CONSOL SALES COMPANY

By:	/s/ Ronald G. Stovash
Ronald G. Stovash, President

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes appoints J. Brett Harvey and Stephen E. Williams, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Ronald G. Stovash Ronald G. Stovash	President and Director (Principal Executive Officer)	July 29, 2003

/s/ William J. Lyons William J. Lyons	Principal Financial and Accounting Officer	July 29, 2003

/s/ J. Brett Harvey J. Brett Harvey	Director	July 29, 2003

/s/ William G. Rieland William G. Rieland	Director	July 29, 2003

/s/ Peter B. Lilly Peter B. Lilly	Director	July 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003.

EIGHTY-FOUR MINING COMPANY

By:	/s/ Peter B. Lilly
Peter B. Lilly, President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Peter B. Lilly Peter B. Lilly	President and Director (Principal Executive Officer)	July 29, 2003

* William J. Lyons	Principal Financial and Accounting Officer	July 29, 2003

* J. Brett Harvey	Director	July 29, 2003

* Stephen E. Williams	Director	July 29, 2003

* Ronald E. Smith	Director	July 29, 2003

* By:	/s/ Stephen E. Williams
Stephen E. Williams, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003.

GREENE ENERGY LLC by Consolidation Coal Company, its member

By:	/s/ J. Brett Harvey
J. Brett Harvey, President and Chief Executive Officer

CONSOLIDATION COAL COMPANY

By:	/s/ J. Brett Harvey
J. Brett Harvey, President and Chief Executive Officer

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes appoints J. Brett Harvey and Stephen E. Williams, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated with respect to Consolidation Coal Company and on the dates indicated:

/s/ J. Brett Harvey J. Brett Harvey	President and Director (Principal Executive Officer)	July 29, 2003

/s/ William J. Lyons William J. Lyons	Vice President and Controller and Director (Principal Financial and Accounting Officer)	July 29, 2003

/s/ Peter B. Lilly Peter B. Lilly	Chief Operating Officer – Coal and Director	July 29, 2003

/s/ Stephen E. Williams Stephen E. Williams	Vice President and Secretary and Director	July 29, 2003

/s/ Christoph Koether Christoph Koether	Director	July 29, 2003

/s/ John M. Reilly John M. Reilly	Director	July 29, 2003

/s/ Ronald E. Smith Ronald E. Smith	Director	July 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003

HELVETIA COAL COMPANY

By:	/s/ Peter B. Lilly
Peter B. Lilly, President

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes appoints J. Brett Harvey and Stephen E. Williams, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Peter B. Lilly Peter B. Lilly	President and Director (Principal Executive Officer)	July 29, 2003

/s/ William J. Lyons William J. Lyons	Vice President and Director (Principal Financial and Accounting Officer)	July 29, 2003

/s/ J. Brett Harvey J. Brett Harvey	Director	July 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003

ISLAND CREEK COAL COMPANY

By:	/s/ Peter B. Lilly
Peter B. Lilly, President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Peter B. Lilly Peter B.Lilly	President and Director (Principal Executive Officer)	July 29, 2003

* William J. Lyons	Principal Financial and Accounting Officer	July 29, 2003

* J. Brett Harvey	Director	July 29, 2003

/s/ Stephen E. Williams Stephen E. Williams	Director	July 29, 2003

* By:	/s/ Stephen E. Williams
Stephen E. Williams, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003

IC COAL, INC.

By:	/s/ Ronald E. Smith
Ronald E. Smith, President

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes appoints J. Brett Harvey and Stephen E. Williams, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Ronald E. Smith Ronald E. Smith	President (Principal Executive Officer)	July 29, 2003

/s/ William J. Lyons William J. Lyons	Vice President and Controller (Principal Financial and Accounting Officer)	July 29, 2003

/s/ J. Brett Harvey J. Brett Harvey	Director	July 29, 2003

/s/ Stephen E. Williams Stephen E. Williams	Director	July 29, 2003

/s/ Christoph Koether Christoph Koether	Director	July 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003

JEFFCO COAL COMPANY

By:	/s/ Marshall W. Hunt
Marshall W. Hunt, President

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes appoints J. Brett Harvey and Stephen E. Williams, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Marshall W. Hunt Marshall W. Hunt	President (Principal Executive Officer)	July 29, 2003

/s/ William J. Lyons William J. Lyons	Vice President and Controller (Principal Financial and Accounting Officer)	July 29, 2003

/s/ J. Brett Harvey J. Brett Harvey	Director	July 29, 2003

/s/ Stephen E. Williams Stephen E. Williams	Director	July 29, 2003

/s/ Ronald E. Smith Ronald E. Smith	Director	July 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003

KEYSTONE COAL MINING CORPORATION

By:	/s/ Peter B. Lilly
Peter B. Lilly, President

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes appoints J. Brett Harvey and Stephen E. Williams, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Peter B. Lilly Peter B. Lilly	President and Director (Principal Executive Officer)	July 29, 2003

/s/ William J. Lyons William J. Lyons	Principal Financial and Accounting Officer	July 29, 2003

/s/ J. Brett Harvey J. Brett Harvey	Director	July 29, 2003

/s/ Christoph Koether Christoph Koether	Director	July 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003

LAUREL RUN MINING COMPANY

By:	/s/ Ronald E. Smith
Ronald E. Smith, President

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes appoints J. Brett Harvey and Stephen E. Williams, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Ronald E. Smith Ronald E. Smith	President and Director (Principal Executive Officer)	July 29, 2003

/s/ William J. Lyons William J. Lyons	Controller (Principal Financial and Accounting Officer)	July 29, 2003

/s/ J. Brett Harvey J. Brett Harvey	Director	July 29, 2003

/s/ Christoph Koether Christoph Koether	Director	July 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003

LEATHERWOOD, INC.

By:	/s/ Ronald E. Smith
Ronald E. Smith, President

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes appoints J. Brett Harvey and Stephen E. Williams, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Ronald E. Smith Ronald E. Smith	President and Director (Principal Executive Officer)	July 29, 2003

/s/ William J. Lyons William J. Lyons	Controller (Principal Financial and Accounting Officer)	July 29, 2003

/s/ J. Brett Harvey J. Brett Harvey	Director	July 29, 2003

/s/ Marshall W. Hunt Marshall W. Hunt	Director	July 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003

MCELROY COAL COMPANY

By:	/s/ Peter B. Lilly
Peter B. Lilly, President

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes appoints J. Brett Harvey and Stephen E. Williams, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Peter B. Lilly Peter B. Lilly	President and Director (Principal Executive Officer)	July 29, 2003

/s/ William J. Lyons William J. Lyons	Principal Financial and Accounting Officer	July 29, 2003

/s/ J. Brett Harvey J. Brett Harvey	Director	July 29, 2003

/s/ Stephen E. Williams Stephen E. Williams	Director	July 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003

MTB INC.

By:	/s/ Marshall W. Hunt
Marshall W. Hunt, President

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes appoints J. Brett Harvey and Stephen E. Williams, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Marshall W. Hunt Marshall W. Hunt	President and Director (Principal Executive Officer)	July 29, 2003

/s/ William J. Lyons William J. Lyons	Principal Financial and Accounting Officer	July 29, 2003

/s/ William D. Stanhagen William D. Stanhagen	Director	July 29, 2003

/s/ Stephen E. Williams Stephen E. Williams	Director	July 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003

NEW CENTURY HOLDINGS, INC.

By:	/s/ Christoph Koether
Christoph Koether, President

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes appoints J. Brett Harvey and Stephen E. Williams, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Christoph Koether Christoph Koether	President and Director (Principal Executive Officer)	July 29, 2003

/s/ William J. Lyons William J. Lyons	Vice President and Controller and Director Principal Financial and Accounting Officer	July 29, 2003

/s/ J. Brett Harvey J. Brett Harvey	Director	July 29, 2003

/s/ Stephen E. Williams Stephen E. Williams	Director	July 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003

QUARTO MINING COMPANY

By:	/s/ Peter B. Lilly
Peter B. Lilly, President

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes appoints J. Brett Harvey and Stephen E. Williams, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Peter B. Lilly Peter B. Lilly	President and Director (Principal Executive Officer)	July 29, 2003

/s/ William J. Lyons William J. Lyons	Vice President and Controller (Principal Financial and Accounting Officer)	July 29, 2003

/s/ J. Brett Harvey J. Brett Harvey	Director	July 29, 2003

/s/ Christoph Koether Christoph Koether	Director	July 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003.

RESERVE COAL PROPERTIES COMPANY

By:	/s/ Marshall W. Hunt
Marshall W. Hunt, President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Marshall W. Hunt Marshall W. Hunt	President and Director (Principal Executive Officer)	July 29, 2003

* William J. Lyons	Principal Financial and Accounting Officer	July 29, 2003

* J. Brett Harvey	Director	July 29, 2003

* John W. Schlueter	Director	July 29, 2003

* By:	/s/ Stephen E. Williams
Stephen E. Williams, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003.

ROCHESTER & PITTSBURGH COAL COMPANY

By:	/s/ J. Brett Harvey
J. Brett Harvey, President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ J. Brett Harvey J. Brett Harvey	President and Director (Principal Executive Officer)	July 29, 2003

* William J. Lyons	Vice President and Controller (Principal Financial and Accounting Officer)	July 29, 2003

/s/ Stephen E. Williams Stephen E. Williams	Vice President and Secretary and Director	July 29, 2003

* Christoph Koether	Director	July 29, 2003

* Ronald E. Smith	Director	July 29, 2003

* By:	/s/ Stephen E. Williams
Stephen E. Williams, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003

SOUTHERN OHIO COAL COMPANY

By:	/s/ Peter B. Lilly
Peter B. Lilly, President

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes appoints J. Brett Harvey and Stephen E. Williams, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Peter B. Lilly Peter B. Lilly	President and Director (Principal Executive Officer)	July 29, 2003

/s/ William J. Lyons William J. Lyons	Principal Financial and Accounting Officer	July 29, 2003

/s/ J. Brett Harvey J. Brett Harvey	Director	July 29, 2003

/s/ Stephen E. Williams Stephen E. Williams	Director	July 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003

THE WHITE STAR COAL CO., INC.

By:	/s/ William G. Rieland
William G. Rieland, President

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes appoints J. Brett Harvey and Stephen E. Williams, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ William G. Rieland William G. Rieland	President and Director (Principal Executive Officer)	July 29, 2003

/s/ William J. Lyons William J. Lyons	Vice President and Controller Principal Financial and Accounting Officer	July 29, 2003

/s/ J. Brett Harvey J. Brett Harvey	Director	July 29, 2003

/s/ Stephen E. Williams Stephen E. Williams	Director	July 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003

TWIN RIVERS TOWING COMPANY

By:	/s/ Ronald G. Stovash
Ronald G. Stovash, President

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes appoints J. Brett Harvey and Stephen E. Williams, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Ronald G. Stovash Ronald G. Stovash	President and Director (Principal Executive Officer)	July 29, 2003

/s/ William J. Lyons William J. Lyons	Principal Financial and Accounting Officer	July 29, 2003

/s/ J. Brett Harvey J. Brett Harvey	Director	July 29, 2003

/s/ Stephen E. Williams Stephen E. Williams	Director	July 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003

UNITED EASTERN COAL SALES CORPORATION

By:	/s/ William G. Rieland
William G. Rieland, President

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes appoints J. Brett Harvey and Stephen E. Williams, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ William G. Rieland William G. Rieland	President and Director (Principal Executive Officer)	July 29, 2003

/s/ William J. Lyons William J. Lyons	Vice President and Controller (Principal Financial and Accounting Officer)	July 29, 2003

/s/ J. Brett Harvey J. Brett Harvey	Director	July 29, 2003

/s/ Stephen E. Williams Stephen E. Williams	Director	July 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003

WINDSOR COAL COMPANY

By:	/s/ Peter B. Lilly
Peter B. Lilly, President

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes appoints J. Brett Harvey and Stephen E. Williams, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Peter B. Lilly Peter B. Lilly	President and Director (Principal Executive Officer)	July 29, 2003

/s/ William J. Lyons William J. Lyons	Principal Financial and Accounting Officer	July 29, 2003

/s/ J. Brett Harvey J. Brett Harvey	Director	July 29, 2003

/s/ Stephen E. Williams Stephen E. Williams	Director	July 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on July 29, 2003.

WOLFPEN KNOB DEVELOPMENT COMPANY

By:	/s/ Peter B. Lilly
Peter B. Lilly,
President

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes appoints J. Brett Harvey and Stephen E. Williams, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Peter B. Lilly Peter B. Lilly	President (Principal Executive Officer)	July 29, 2003

/s/ William J. Lyons William J. Lyons	Principal Financial and Accounting Officer and Director	July 29, 2003

/s/ J. Brett Harvey J. Brett Harvey	Director	July 29, 2003

/s/ Ronald E. Smith Ronald E. Smith	Director	July 29, 2003

Exhibit Index

Exhibit No.	Description

1.1†	Form of Underwriting Agreement

3.1*	Certificate of Incorporation of the Registrant

3.2**	Bylaws of the Registrant

4.1***	Specimen Common Stock Certificate

4.2****	Indenture, dated March 7, 2002, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee

4.3*****	Supplemental Indenture No. 1, dated March 7, 2002, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee.

4.4†	Form of Subordinated Indenture

4.5†	Form of Deposit Agreement

4.6†	Form of Stock Purchase Contract

4.7†	Form of Warrant

4.8†	Form of Certificate of Designation with respect to Preferred Stock

5.1†	Opinion of Piper Rudnick LLP

12.1††	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2	Consent of Ernst & Young LLP, Independent Auditors

23.3†	Consent of Piper Rudnick LLP (included in Exhibit 5.1)

23.4	Consent of Ralph E. Davis Associates, Inc., Independent Petroleum Engineers

23.5	Consent of Data and Consulting Services, a division of Schlumberger, Independent Petroleum Engineers

24.1	Powers of Attorney (included on signature page)

25.1†	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended

†	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.
††	Previously filed.
*	Incorporated by reference to Exhibit 3.1 to Amendment No. 2 to Registration Statement Form S-1 (Registration No. 333-68987) filed on March 24, 1999.
**	Incorporated by reference to Exhibit 3.2 to Amendment No. 2 to Registration Statement Form S-1 (Registration No. 333-68987) filed on March 24, 1999.
***	Incorporated by reference to Exhibit 4.1 to Amendment No. 2 to Registration Statement Form S-1 (Registration No. 333-68987) filed on March 24, 1999.
****	Incorporated by reference to Exhibit 4.1 to Form 10-K (file number 333-68987) filed on March 29, 2002 ( the “Form 10-K”).
*****	Incorporated by reference to Exhibit 4.2 to the Form 10-K.